EXHIBIT 10.21
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
Attachment C
Addendum to Private Label Manufacturing and Supply Agreement
Agreement on Shipment Terms and Conditions for HM5 analyzers and HM5 reagent packs between Diatron
MI Plc. and Abaxis, Inc.
Union City, CA, USA
28th February, 2008
Parties agree on the following terms and conditions for VetScan HM5 analyzers and reagent packs.
Prices:
➢	Unit price of VetScan HM5 will change to [ * ] in remaining Calendar Q1, 2008.

➢	Unit price of VetScan HM5 will change to [ * ] from 1st April, 2008 for another [ * ] units.

➢	Unit price of HM5 reagent pack will remain [ * ].

➢	Diatron will offer [ * ] for loaner units upon request from Abaxis (quantity negotiable).
Units:
Number of HM5 analyzers that will be ordered from Diatron by Abaxis in 2008 (excluding loaners):

➢	2008 March:	[ * ]
➢	2008 April-June:	[ * ]
➢	2008 July-September:	[ * ]
➢	2008 October-December	[ * ]
➢	2009 January-March	[ * ]
Warranty terms:
Diatron offers [ * ] of warranty for all HM5 analyzers shipped after 28 February 2008
Reagent business:
➢	Abaxis guarantees to continue to buy HM5 reagent packs until reaching [ *] HM5 units shipped after 28 February 2008.

➢	Abaxis will seek an alternate USA-based, lower landed cost reagent supplier. Abaxis guarantees Diatron an opportunity to re-bid prior to any commitment being made.
Spare part conditions:
➢	Diatron will reduce the prices of the spare parts by [ * ] to help the Abaxis warranty costs. An updated list will be sent to Abaxis by 15th March, 2008.

➢	Diatron will offer [ * ]for servicing/repairing on specified spare parts that are out of warranty. Repair/service price list will be sent to Abaxis by 15th March, 2008.
Shipping charges:
➢	Diatron will provide quotes on door-to-door prices for products which will be different from the above, but based on the same unit prices.

➢	HM5 units and reagents will be shipped [ * ] via ocean freight.

➢	Payment terms will remain Net 30 days from date of invoice with [ * ] discount for 14 days or [ * ] on presentation of invoice. Diatron has the right to release invoices upon shipment of the goods.

/s/ Donald P. Wood Donald P. Wood, VP Operations	/s/ Gábor Lengyel Gábor Lengyel, Chief Executive Officer
Abaxis, inc.	Diatron MI Plc